                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) March 31, 1996



                               AMPACE CORPORATION
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
- -------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


                0-25352                                 36-3988574
- -------------------------------------------------------------------------------
        (Commission File Number)                     (I.R.S. Employer
                                                    Identification No.)


        130 Mabry Hood Road, Suite 220
             Knoxville, Tennessee                          37922
- -------------------------------------------------------------------------------
   (Address of principal executive offices)             (Zip Code)



                                 (423) 691-5799
- -------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                      N/A
- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

BACKGROUND OF THE TRANSACTION

        Effective March 31, 1996, the registrant, Ampace Corporation, completed the acquisition of all of the outstanding shares of the issued and outstanding capital stock of Amanday Express, Inc. from Carl A. Cheshire and Elizabeth B. Cheshire.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        In accordance with the instructions to Form 8-K, the required financial information is attached hereto within the designated filing period.

        (a) Financial Statements of Business Acquired. The following financial statements for Amanday Express, Inc. are filed with this report, pursuant to Item 7(a) of Form 8-K:

                (i)     balance sheet at December 31, 1995 (audited); and

                (ii) statements of operation for the years ended December 31, 1995 and 1994 (audited).

        (b) Pro Forma Financial Information. The following pro forma financial statements for the combination of the registrant and Amanday Express, Inc. are filed with this report pursuant to Item 7(b) of Form 8-K:

                (i)     balance sheet at December 31, 1995; and

                (ii) statement of operation for the year ended December 31, 1995.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  AMPACE CORPORATION



Date May 28, 1996                 BY:  /s/ Bruce W. Jones
                                      ---------------------------------------
                                      Bruce W. Jones, Chief Financial Officer
                                                   (Signature)

                             AMANDAY EXPRESS, INC.

                              Financial Statements

                           December 31, 1994 and 1995

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
Amanday Express, Inc.:


We have audited the accompanying balance sheet of Amanday Express, Inc. as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amanday Express, Inc. as of December 31, 1995 and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.



                                                     KPMG Peat Marwick LLP

                                                     KPMG Peat Marwick LLP


Little Rock, Arkansas
April 17, 1996

                             AMANDAY EXPRESS, INC.

                                 Balance Sheet

                               December 31, 1995



                                 ASSETS
                                 ------
Current assets:
   Cash and cash equivalents (note 3)                                           $  114,711
   Accounts receivable, less allowance for doubtful accounts of $14,961            444,201
   Net investment in sales-type leases (note 2)                                    138,195
   Current portion of due from stockholders (note 6)                                44,418
   Due from employees                                                                1,895
   Prepaid expenses                                                                 26,809
                                                                                ----------
      Total current assets                                                         770,229
                                                                                ----------

Property and equipment, at cost (notes 3 and 4):
   Revenue and service equipment                                                 3,817,579
   Land                                                                             48,961
   Buildings and improvements                                                      307,907
   Furniture and office equipment                                                   41,645
                                                                                ----------

      Total property and equipment                                               4,216,092
   Less accumulated depreciation and amortization                                1,580,687
                                                                                ----------
      Net property and equipment                                                 2,635,405
                                                                                ----------
Due from stockholders, excluding current portion (note 6)                          177,670
Net investment in sales-type leases (note 2)                                       162,650
                                                                                ----------
                                                                                $3,745,954
                                                                                ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------
Current liabilities:
   Current installments of long-term debt (note 3)                                 209,367
   Current installments of obligations under capital leases (note 4)               452,552
   Trade accounts payable                                                          126,066
   Accrued expenses                                                                 14,356
   Deposits                                                                         27,800
   Income taxes payable                                                              1,434
                                                                                ----------
      Total current liabilities                                                    831,575
Long-term debt, excluding current installments (note 3)                            537,645
Obligations under capital leases, excluding current installments (note 4)          867,256
Deferred income taxes (note 5)                                                      60,336
                                                                                ----------
      Total liabilities                                                          2,296,812
                                                                                ----------
Stockholders' equity (note 6):
   Common stock, $100 par value. Authorized 1,000 shares,
     issued and outstanding 406 shares                                              40,600
   Retained earnings                                                             1,408,542
                                                                                ----------
      Total stockholders' equity                                                 1,449,142
Commitments and contingencies (notes 4 and 6)
                                                                                ----------
                                                                                $3,745,954
                                                                                ==========

See accompanying notes to financial statements.

                             AMANDAY EXPRESS, INC.

                            Statements of Operations

                     Years ended December 31, 1994 and 1995



                                                1994           1995
                                                ----           ----
Operating revenues                           $7,816,586     7,789,058
                                             ----------     ---------
Operating expenses:
    Salaries, wages and employee benefits     2,219,210     2,431,697
    Purchased transportation                  1,543,598     1,906,615
    Fuel                                      1,146,888       892,983
    Depreciation and amortization               634,213       709,097
    Rent (note 4)                               152,098       100,329
    Operating supplies and expenses             622,267       449,946
    Insurance and claims                        532,971       533,141
    Operating taxes and licenses                 58,324        76,595
    General and administrative expenses          44,407        69,929
    Communication and utilities                  34,114        31,905
                                             ----------     ---------
        Total operating expenses              6,988,090     7,202,237
                                             ----------     ---------
        Operating income                        828,496       586,821
                                             ----------     ---------
Other income (deductions):
    Interest income                              26,039        34,137
    Interest expense                           (154,701)     (175,651)
    Gain on sale of equipment                    86,324       198,501
    Other, net                                   79,367        73,204
                                             ----------     ---------
                                                 37,029       130,191
                                             ----------     ---------
        Income before income taxes              865,524       717,012
Income taxes (note 5)                           341,943       280,210
                                             ----------     ---------
        Net income                           $  523,581       436,802
                                             ==========     =========

See accompanying notes to financial statements.

                             AMANDAY EXPRESS, INC.

                       Statements of Stockholders' Equity

                     Years ended December 31, 1994 and 1995




                                    Common stock                          Total
                                  -----------------      Retained      stockholder's
                                  Shares     Amount      earnings         equity
                                  ------     ------      --------      -------------
Balances at December 31, 1993      406      $40,600        463,014         503,614
Dividends                           -           -          (14,855)        (14,855)
Net income                          -           -          523,581         523,581
                                   ---      -------      ---------       ---------
Balances December 31, 1994         406       40,600        971,740       1,012,340
Net income                          -           -          436,802         436,802
                                   ---      -------      ---------       ---------
Balances at December 31, 1995      406      $40,600      1,408,542       1,449,142
                                   ===      =======      =========       =========

See accompanying notes to financial statements.

                             AMANDAY EXPRESS, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1994 and 1995





                                                                1994         1995
                                                                ----         ----
Operating activities:
  Net income                                                 $  523,581      436,802
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                             634,213      709,097
      Deferred income taxes                                      37,002       26,720
      Gain on disposal of property and equipment                (86,324)    (198,501)
      Changes in operating assets and liabilities:
        Accounts receivable                                    (105,151)    (162,263)
        Due from employees                                        6,305         (855)
        Prepaid expenses                                              -        3,041
        Trade accounts payable                                     (758)       7,224
        Accrued expenses                                        (32,687)      11,709
        Deposits                                                 27,650      (16,350)
        Income taxes payable                                    115,559     (151,778)
                                                             ----------     --------
          Net cash provided by operating activities           1,119,390      664,846
                                                             ----------     --------
Investing activities:
  Collections of amounts due from stockholders                   77,819       27,475
  Advances to stockholders                                            -     (173,237)
  Proceeds from sale of property and equipment                   23,900      378,758
  Purchases of property and equipment                          (424,866)    (305,880)
  Collections of net investment in sales-type leases             39,075       96,501
                                                             ----------     --------
         Net cash provided (used) by investing activities      (284,072)      23,617
                                                             ----------     --------
Financing activities:
  Dividends paid                                                (14,855)           -
  Proceeds from long-term debt                                  117,820            -
  Principal payments on long-term debt                         (389,823)    (452,744)
  Principal payments on capital lease obligations              (294,818)    (387,493)
                                                             ----------     --------
         Net cash used in financing activities                 (581,676)    (840,237)
                                                             ----------     --------
Net increase (decrease) in cash and cash equivalents            253,642     (151,774)
Cash and cash equivalents at beginning of period                 12,843      266,485
                                                             ----------     --------
Cash and cash equivalents at end of period                   $  266,485      114,711
                                                             ----------     --------
Supplementary disclosure of cash flow information:
  Interest paid                                              $  154,701      175,651
  Income taxes paid                                             189,382      405,268
  Acquisition of equipment for long-term debt                         -      893,967
  Acquisition of equipment through capital leases             1,369,561      298,204
  Sale of equipment through sales-type leases                   223,027      167,363
                                                             ==========     ========

See accompanying notes to financial statements.

                             AMANDAY EXPRESS, INC.

                         Notes to Financial Statements

                           December 31, 1994 and 1995




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   Amanday Express, Inc. ("Company") is an irregular route, common and contract motor carrier specializing in dry van full truckload transportation services. Significant accounting policies are as follows:

  (a) Use of Estimates
      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting
          principles.   Actual results could differ from those estimates.

  (b) Revenue Recognition
      Revenue is recognized when the goods are delivered to the customer. Costs and related expenses are recorded as incurred.

  (c) Leasing Operations
      The Company's leasing operations consist of leases of revenue and service equipment to owner/operator drivers. The leases are classified as sales-type leases. The leases expire over the next three years.

  (d) Property and Equipment
      Equipment under capital leases is stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease. Depreciation on property and equipment is calculated on the straight-line method over each asset's estimated useful life, 3 - 5 years for revenue and service equipment, 10 - 40 years for building and improvements, and 3 - 7 years for furniture and equipment. Amortization of equipment under capital leases is provided on the straight-line method over the shorter of the lease term or estimated useful lives of the assets.

  (e) Income Taxes
      The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


                                                                    (Continued)

                             AMANDAY EXPRESS, INC.

                         Notes to Financial Statements




  (f) Cash Equivalents
      The Company considers all highly liquid investments with maturities of three months or less when acquired to be cash equivalents.

  (g) Credit Risk
      Two customers accounted for approximately 58% and 59% of the Company's revenues for the years ended December 31, 1994 and 1995, respectively.

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. Other than the above mentioned major customers, concentrations of credit risk with respect to trade receivables are limited due to the number of customers and range of industries which they represent. The Company does not require collateral or security from its customers. The amount of loss should customers fail to pay the receivables is limited to the notional amount of such receivables.

2. NET INVESTMENT IN SALES-TYPE LEASES
   The following are the components of the net investment in sales-type leases as of December 31, 1995:


     Minimum lease payments to be received in:
        1996                                            $158,391
        1997                                             112,650
        1998                                              38,648
                                                        --------
          Total minimum lease payments to be received    309,689

     Estimated residual values of leased property,
        unguaranteed                                      26,650
     Less unearned income                                (35,494)
                                                        --------
     Net investment in sales-type leases                 300,845
     Less current portion                               (138,195)
                                                        --------
                                                        $162,650
                                                        ========

3. DEBT
   (a) Notes Payable
       At December 31, 1995 the Company had a $200,000 revolving line of credit arrangement with a bank which was terminated on March 29, 1996. Borrowings under the line of credit are due on demand, bear interest at .50% over the bank's prime rate, are secured by real estate, and are guaranteed by the Company's stockholders. At December 31, 1995, there were no borrowings outstanding under the line of credit. The Company also has a $15,000 letter of credit outstanding at December 31, 1995 which is secured by a certificate of deposit of the same amount.

                                                                     (Continued)

                             AMANDAY EXPRESS, INC.

                         Notes to Financial Statements



  (b) Long-term debt
      Long-term debt consists of the following at December 31, 1995:


        Note payable in monthly installments of $22,250
           plus interest at 9.42% with the balance due July
           1999, collateralized by revenue equipment having
           a depreciated cost of $760,581                       $740,312

        8.75% equipment note payable in monthly
           installments through November 1997                      6,700
                                                                --------
                                                                 747,012
        Less current maturities                                  209,367
                                                                --------
                                                                $537,645
                                                                ========

      Aggregate annual maturities of long-term debt as of December 31, 1995 are as follows: 1996 - $209,367; 1997 - $229,621; 1998 - $248,537; and,
        1999 -$59,487.

4. LEASES
   The Company is obligated under various capital leases for certain revenue and service equipment that expire at various dates during the next three years. At December 31, 1995, the gross amount of property and equipment and related accumulated amortization recorded under capital leases were as follows:


        Revenue and service equipment                           $2,068,787
        Less accumulated amortization                              804,566
                                                                ----------
                                                                $1,264,221
                                                                ==========

   Amortization of assets held under capital leases is included with depreciation expense. All operating leases expired in 1995

   Future minimum payments under capital leases as of December 31, 1995 are:


        1996                                                    $  539,809
        1997                                                       742,983
        1998                                                       181,200
                                                                ----------
        Total minimum lease payments                             1,463,992
        Less amount representing interest                          144,184
                                                                ----------
        Present value of net minimum capital
           lease payments                                        1,319,808
        Less current installments of obligations
           under capital leases                                    452,552
                                                                ----------
        Obligations under capital leases, excluding
           current installments                                 $  867,256
                                                                ==========

                                                                     (Continued)

                             AMANDAY EXPRESS, INC.

                         Notes to Financial Statements



5. INCOME TAXES
   Income tax expense consists of:

                              1994         1995
                              ----         ----
    Current:
      Federal               $244,380      202,675
      State                   60,561       50,815
                            --------      -------
        Total current        304,941      253,490
                            --------      -------

    Deferred:
      Federal                 29,671       21,426
      State                    7,331        5,294
                            --------      -------
        Total deferred        37,002       26,720
                            --------      -------
                            $341,943      280,210
                            ========      =======

Income tax expense differs from the amounts computed by applying the U.S.
   Federal income tax rate of 34 percent to income before income taxes as a result of the following:

                                                    1994        1995
                                                    ----        ----
    Computed "expected" tax expense               $294,278     243,784
    State income taxes, net of Federal benefit      44,809      37,032
    Other, net                                       2,856        (606)
                                                  --------     -------
                                                  $341,943     280,210
                                                  ========     =======

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 are presented below:

    Deferred tax assets:
      Capitalized leases                    $21,743
      Bad debts                               5,852
                                            -------
        Total gross deferred tax assets      27,595
                                            -------
    Deferred tax liabilities:
      Investment in sales-type leases        69,384
      Property and equipment                 18,547
                                            -------
        Total deferred tax liabilities       87,931
                                            -------
        Net deferred tax liabilities        $60,336
                                            =======

                                                               (Continued)

                             AMANDAY EXPRESS, INC.

                         Notes to Financial Statements



   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Taxable income for the years ended December 31, 1994 and 1995 was $657,079 and $736,488, respectively. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences. Accordingly, no valuation allowance for deferred tax assets has been established at December 31, 1995.

6. COMMITMENTS AND CONTINGENCIES
   The Company is involved in certain claims and pending litigation arising from the normal conduct of business. Based on the present knowledge of the facts, and in certain cases, opinions of outside counsel, management believes the resolution of claims and pending litigation will not have a material adverse effect on the financial condition of the Company.

   On February 29, 1996, the Company, its stockholders and Ampace Corporation
      ("Ampace") entered into an agreement whereby Ampace would acquire all of the outstanding shares of the Company from its stockholders. The acquisition closed effective March 31, 1996 at which time the Company effectively became a wholly-owned subsidiary of Ampace. In connection with the acquisition, Ampace entered into a five year noncompete agreement with the stockholders of the Company. Pursuant thereto, the stockholders will receive consideration of $77,400 per year for each year of the agreement. Payments will be made in annual installments with the first payment due at closing.

   In connection with the acquisition, the amounts due from stockholders have been restructured into a non interest bearing note receivable payable in five equal annual installments with such payments to be offset against the noncompete payments referred to above. Accordingly, $44,418 of such amounts have been classified as current in the accompanying balance sheet.

7. FAIR VALUES OF FINANCIAL INSTRUMENTS
   Fair values of cash and cash equivalents, accounts receivable and trade accounts payable approximates carrying value because of the short maturity of these instruments. Fair values of net investment in sales-type leases are based upon the present value of future cash flows discounted at rates currently offered by the Company for similar leases. The fair value of due from stockholders is not readily determinable due to the related party nature of the receivable. Fair values of fixed rate debt are based upon the present value of future cash flows discounted at rates currently offered to the Company for similar debt instruments of comparable maturities by Company's bankers. Fair values of obligations under capital leases are estimated by discounting the future minimum payments under capital leases at rates currently offered to the Company for similar leases with comparable terms.

                                                                     (Continued)

                             AMANDAY EXPRESS, INC.

                         Notes to Financial Statements



The estimated fair values of the Company's financial instruments at December 31, 1995 are summarized as follows:


                                              Carrying           Estimated
                                               amount            fair value
                                              --------           ----------

     Cash and cash equivalents                $  114,711           114,711
     Accounts receivable                         444,201           444,201
     Net investment in sales-type leases         300,845           301,540
     Trade accounts payable                      126,066           126,066
     Long-term debt                              747,012           757,601
     Obligations under capital leases          1,319,808         1,305,227
                                              ==========         =========

                       PRO FORMA CONDENSED FINANCIAL DATA

                                  (UNAUDITED)


The following unaudited Pro Forma Condensed Financial Data gives effect to the acquisition of all of the outstanding capital stock of Amanday Express, Inc. ("Amanday") by Ampace Corporation ("Company") in exchange for $2,000,000 (consisting of 275,000 shares of common stock of the Company, cash of $1,000,000, and a note payable of $100,000). The Company also incurred $54,561 of costs associated with the acquisition. The pro forma condensed financial data has been prepared using the purchase method of accounting. Accordingly, the purchase price has been allocated to Amanday's net assets based upon estimated fair values.

The unaudited Pro Forma Condensed Balance Sheet is derived from the balance sheets of the Company and Amanday as of December 31, 1995 and assumes that the acquisition of Amanday was consummated on December 31, 1995. The unaudited Pro Forma Condensed Statement of Operations is derived from the statements of operations of the Company and Amanday for the year ended December 31, 1995 and assumes that the acquisition of Amanday was consummated on January 1, 1995.

The unaudited pro forma condensed financial data should be read in conjunction with the financial statements and related notes thereto of the Company and Amanday.

The pro forma information does not purport to be indicative of the results that would actually have been obtained if the acquisition had occurred on the dates indicated or of the results that may be obtained in the future. The proforma information is presented for comparative purposes only. The pro forma adjustments described in the accompanying notes are based upon estimates derived from information currently available. The ultimate recording of the transactions will be based on actual timing, appraisals, costs, and evaluations which may result in differences from the proforma adjustments presented.

                   UNAUDITED PROFORMA CONDENSED BALANCE SHEET
                               DECEMBER 31, 1995


          Assets                   Ampace       Amanday    Adjustments(1)  Proforma
          ------                   ------       -------    --------------  --------
Current Assets:
 Cash and cash equivalents      $ 1,395,640      114,711    (1,000,000)      510,351
 Accounts receivable, net         3,226,986      444,201             -     3,671,187
 Prepaid expenses and
   other current assets           1,025,059      211,317             -     1,236,376
                                -----------    ---------    ----------    ----------
       Total current assets       5,647,685      770,229    (1,000,000)    5,417,914

Property and equipment, net      11,422,900    2,635,405       718,692    14,776,997
Other assets                      1,330,597      340,320       163,224     1,834,141
                                -----------    ---------    ----------    ----------
                                $18,401,182    3,745,954      (118,084)   22,029,052
                                ===========    =========    ==========    ==========

      Liabilities and
   Stockholders' Equity
   --------------------
Current liabilities:
 Current installments of
    long-term debt and
    obligations under capital
    leases                        4,017,663      661,919             -     4,679,582
 Accounts payable and
    accrued expenses              1,149,779      169,656        54,561     1,373,996
                                -----------    ---------    ----------    ----------
        Total current
         liabilities              5,167,442      831,575        54,561     6,053,578

Long-term debt and obligations
 under capital leases, excluding
 current installments             6,517,681    1,404,901        91,596     8,014,178
Deferred income taxes               378,154       60,336       284,901       723,391
 Stockholders' equity:
 Common stock                           280       40,600       (40,572)          308
Additional paid-in capital        6,575,902            -       899,972     7,475,874
 Retained earnings (deficit)       (238,277)   1,408,542    (1,408,542)     (238,277)
                                -----------    ---------    ----------    ----------
    Total stockholders' equity    6,337,905    1,449,142      (549,142)    7,237,905
                                -----------    ---------    ----------    ----------
                                $18,401,182    3,745,954      (118,084)   22,029,052
                                ===========    =========    ==========    ==========

(1) For proforma purposes, the excess of the purchase price of Amanday over its book value has been allocated to the following assets and liabilities, based upon fair value of such assets and liabilities.

                  Land                              $  25,639
                  Buildings                            50,181
                  Revenue and service equipment       642,872
                  Due from stockholders                 1,272
                  Goodwill                            161,952
                  Obligations under capital leases      8,404
                  Deferred income taxes              (284,901)
                                                    ---------
                                                    $ 605,419
                                                    =========

              UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATION
                          YEAR ENDED DECEMBER 31, 1995


                                     Ampace       Amanday     Adjustments(1)      Proforma
                                  -----------    ---------    --------------      --------
Operating revenues                $21,241,626    7,789,058              -       29,030,684
Operating expenses                 21,025,683    7,202,237        225,512 (2)   28,453,432
                                  -----------    ---------    -----------       ----------
 Operating income                     215,943      586,821       (225,512)         577,252
Other income (deductions), net       (661,076)     130,191        (45,468)(3)     (576,353)
                                  -----------    ---------    -----------       ----------
 Income (loss) before income
    taxes                            (445,133)     717,012       (270,980)             899
Income taxes (benefit)               (207,245)     280,210        (82,524)(4)       (9,559)
                                  -----------    ---------    -----------       ----------
 Net income (loss)                $  (237,888)     436,802       (188,456)          10,458
                                  ===========    =========    ===========       ==========

Earnings per share                $      (.09)                                           -
                                  ===========                                   ==========

Average shares outstanding          2,588,434                     300,000(5)     2,888,434
                                  ===========                 ===========       ==========


(1) For proforma purposes, the excess of the purchase price of Amanday over its book value has been allocated to the following assets and liabilities, based upon fair value of such assets and liabilities. Buildings and revenue and service equipment are being amortized over their estimated useful lives or remaining lease term, whichever is shorter. Goodwill is being amortized over 15 years.


     Land                                             $25,639
     Buildings                                         50,181
     Revenue and service equipment                    642,872
     Due from stockholders                              1,272
     Goodwill                                         161,952
     Obligations under capital leases                   8,404
     Deferred income taxes                           (284,901)
                                                   ----------
                                                   $  605,419
                                                   ==========


(2) To adjust for depreciation and amortization of the purchase price allocated to property and equipment and goodwill.

(3) To adjust for reduction of interest income on the $1,000,000 cash paid, net of interest income on the note due from stockholders.

(4)  To adjust for the tax effect of other proforma adjustments.

(5) Weighted average shares include the 275,000 shares issued in connection with the acquisition plus the 25,000 shares contingently issuable.